EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name of the Company	Jurisdiction of Organization
ADAE, Cetco Sp. Z o.o., s.k.a. (Short Name: ADAE SKA )	Poland
Amcol Australia Pty. Ltd.	Australia
AMCOL CETCO do Brasil Serviços e Produtos de Construção Ltda.	Brazil
AMCOL Dongming Industrial Minerals Company Limited	China
AMCOL Health & Beauty Solutions, Incorporated	Delaware
AMCOL (Holdings) Ltd.	UK
Amcol International B.V.	Netherlands
AMCOL International Corporation	Delaware
AMCOL International Holdings Corporation	Delaware
Amcol International (Thailand) Limited	Thailand
AMCOL Korea Limited	S. Korea
Amcol Mauritius	Mauritius
Amcol Minchem Jianping Co., Ltd	China
Amcol Mineral Madencilik Sanayi ve Ticaret A.S. (Turkey)	Turkey
Amcol Minerals EU Limited	UK
Amcol Minerals Europe Limited	UK
Amcol Minerals and Materials (India) Private Limited	India
AMCOL (Tianjin) Industrial Minerals Company Limited	China
AMCOL de México, S.A., de C.V.	Mexico
American Colloid Company	Delaware
Ameri-Co Carriers, Inc.	Nebraska
Ameri-Co Logistics, Inc.	Nebraska
Animal Care Trading B.V.	Netherlands
APP China Specialty Minerals Pte Ltd.	Singapore
ASMAS Agir Sanayi Malzemeleri Imal ve Tic. A.S (has branch office in Bahrain).	Turkey
Barretts Minerals Inc.	Delaware
Batlhako Mining Ltd.	South Africa
Bonmerci Investments 103 (Pty) Ltd.	South Africa
CCS, Cetco Sp. Z o.o., s.k.a.	Poland
CETCO do Brasil Serviços E Produtos Minerais E De Meio-Ambiente Ltda.	Brazil
CETCO Energy Services Company LLC	Delaware
CETCO Energy Services de México, S.A. de C.V.	Mexico
CETCO Energy Services Limited	UK
CETCO Energy Services (Malaysia) Sdn. Bhd.	Malaysia
CETCO Engineering Sdn. Bhd.	Malaysia
CETCO (Europe) Ltd	UK
CETCO Germany GmbH	Germany
CETCO Iberia S.L.	Spain
CETCO Iberia Construcciones y Servicios S.L.	Spain
CETCO Lining Technologies India Private Limited	India
CETCO Oilfield Services Asia Ltd.	Malaysia
CETCO Oilfield Services Company Limited	Canada
CETCO Oilfield Services Company Nigeria Limited	Nigeria
CETCO Oilfield Services Pty. Ltd.	Australia
CETCO Poland, Cetco Sp. Zo.o. S.K.A. (aka CETCO Poland)	Poland
CETCO Sp. Zo.o.	Poland
CETCO Technologies (Suzhou) Co., Ltd. (China)	China
Colloid Environmental Technologies Company LLC (Has a branch in Canada)	Delaware

Name of the Company	Jurisdiction of Organization
Comercializadora y Exportadora CETCO Latino América Limitada (aka CVE CETCO Latino America)	Chile
CONCEPT PET Heimtierprodukte GmbH	Austria
COS Employment Services de México, S.A. de C.V.	Mexico
Double A Specialty Minerals Co., Ltd.	Thailand
Gold Lun Chemicals (Zhenjiang) Co., Ltd. .	China
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.	China
Gold Zuan Chemicals (Suzhou) Co., Ltd.	China
Green Roof Insurance Co LLC	Vermont
GW North Manufacturing Inc.	Delaware
GW North Inc.	Delaware
Hi-Tech Specialty Minerals Company Limited	Thailand
Minerals Technologies do Brasil Comercio é Industria de Minerais Ltda.	Brazil
Minerals Technologies Europe S.A. (has branch office in France)	Belgium
Minerals Technologies Holding China Co., Ltd.	China
Minerals Technologies Holdings Inc.	Delaware
Minerals Technologies Holdings Ltd.	United Kingdom
Minerals Technologies India Private Limited	India
Minerals Technologies (Jinzhou) Co. Ltd.	China
Minerals Technologies South Africa (Pty) Ltd.	South Africa
Mintech Canada Inc.	Canada
Mintech Japan K.K.	Japan
Minteq Australia Pty Ltd.	Australia
Minteq B.V.	The Netherlands
Minteq Europe Limited.	Ireland
Minteq International GmbH (has branch office in Schongau)	Germany
Minteq International Inc.	Delaware
Minteq International (Suzhou) Co., Ltd.	China
Minteq Italiana S.p.A.	Italy
Minteq Magnesite Limited (has a branch office in Spain)	Ireland
Minteq Shapes and Services Inc.	Delaware
Minteq UK Limited.	United Kingdom
Montana Minerals Development Company	Montana
MTI Bermuda L.P.	Bermuda
MTI Holding Singapore Pte. Ltd.	Singapore
MTI Holdco I LLC	Delaware
MTI Netherlands B.V.	Netherlands
MTI Technologies UK Limited	United Kingdom
MTI Ventures B.V.	Netherlands
MTX Singapore Holdings Pte. Ltd.	Singapore
Nanocor LLC	Delaware
Normerica Inc.	Canada
Normerica International Corporation	Barbados
Normerica Realty Corporation	Canada
Normerica (Thailand) Co. Ltd.	Thailand
Northdown Industries Inc.	Delaware
PET Holding GmbH	Austria
PT. CETCO Oilfield Services Indonesia	Indonesia
PT Sinar Mas Specialty Minerals	Indonesia
Rayagada Minerals & Chemicals Private Limited	India
REGOS s.r.o.	Slovakia
REGOS Geo, s.r.o.	Slovakia
ROMIN SLOVAKIA, spol. s.r.o.	Slovakia
Shouguang Minerals Environmental Technology Co., Ltd	China
Sivomatic B.V.	Netherlands
Sivomatic GmbH	Austria
Sivomatic GmbH	Germany
Sivomatic Holding, B.V.	Netherlands
Sivomatic Immovables B.V.	Netherlands
Sivomatic Italia	Italy
Sivomatic Madencilik A.S.	Turkey
Sivomatic Mining B.V.	Netherlands

Name of the Company	Jurisdiction of Organization
SMI NewQuest India Private Limited	India
SMI Poland Sp. z o.o.	Poland
Specialty Minerals Bangladesh Limited	Bangladesh
Specialty Minerals (Changshu) Co., Ltd.	China
Specialty Minerals do Brasil Participacoes Ltda.	Brazil
Specialty Minerals FMT K.K.	Japan
Specialty Minerals France S.A.S. .	France
Specialty Minerals Inc.	Delaware
Specialty Minerals India Holding Inc.	Delaware
Specialty Minerals India Private Limited	India
Specialty Minerals International Inc.	Delaware
Specialty Minerals Malaysia Sdn. Bhd.	Malaysia
Specialty Minerals (Michigan) Inc.	Michigan
Specialty Minerals Nordic Oy Ab	Finland
Specialty Minerals (Portugal) Especialidades Minerais, S.A.	Portugal
Specialty Minerals-Qishun (Nanning) Co., Ltd.	China
Specialty Minerals (Rugao) Co., Ltd.	China
Specialty Minerals Slovakia, spol. sr.o.	Slovakia
Specialty Minerals South Africa (Pty) Limited	South Africa
Specialty Minerals (Thailand) Limited	Thailand
Specialty Minerals UK Limited	United Kingdom
Specialty Minerals (Wuzhi) Co., Ltd.	China
Specialty Minerals (Yanzhou) Co., Ltd.	China
Volcay International LLC	Delaware
Volclay South Africa (Proprietary) Limited	South Africa
Volclay Trading Co.	South Africa